As filed with the Securities and Exchange Commission on March 9, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Versartis, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	26-4106690
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

4200 Bohannon Drive, Suite 250

Menlo Park, CA 94025

(650) 963-8580

(Address of principal executive offices) (Zip code)

Versartis, Inc. 2014 Equity Incentive Plan

Versartis, Inc. 2014 Employee Stock Purchase Plan

(Full title of the plans)

Jay P. Shepard

Chief Executive Officer

Versartis, Inc.

4200 Bohannon Drive, Suite 250

Menlo Park, CA 94025

(650) 963-8580

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey

Barbara A. Kosacz

Michael E. Tenta

Cooley LLP

101 California Street, 5th Floor

San Francisco, CA 94111

(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.0001 per share
– 2014 Equity Incentive Plan	1,567,975	$20.09	$31,500,617.75	$3,650.92
– 2014 Employee Stock Purchase Plan	300,000	$20.09	$6,027,000.00	$698.53
Total	1,867,975		$37,527,617.75	$4,349.45

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of Registrant’s common stock, as applicable.
(2)	Estimated in accordance with Rule 457(h) and Rule 457(c) solely for the purpose of calculating the registration fee on the basis of $20.09, the average of the high and low prices of the Registrant’s common stock as reported on the Nasdaq Global Select Market on March 7, 2017.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 1,867,975 shares Versartis, Inc.’s (the “Registrant”) Common Stock to be issued pursuant to the Registrant’s equity incentive plans pursuant to an evergreen provision contained therein, as follows: 1,567,975 shares issuable pursuant to the 2014 Equity Incentive Plan; and 300,000 shares issuable pursuant to the 2014 Employee Stock Purchase Plan.

Each of the Registrant’s Form S-8 Registration Statements filed with the Securities and Exchange Commission (the “Commission”) on April 1, 2014 (File No.333-194949), May 14, 2015 (File No. 333-204178) and March 8, 2016 (File No. 333-210013), which relate to the Registrant’s 2014 Equity Incentive Plan and 2014 Employee Stock Purchase Plan, is incorporated herein by reference and made a part hereof.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Registrant with the Commission are incorporated by reference into this Registration Statement:

(a)    The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed on March 9, 2017 (the “2016 Form 10-K”).

(b)    The description of the Registrant’s common stock which is contained in a registration statement on Form 8-A filed on March 19, 2014 (File No. 001-36361) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c)    All other reports and documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) since the end of the fiscal year covered by the 2016 Form 10-K.

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Versartis, Inc., as currently in effect.

4.2 (2)	Amended and Restated Bylaws of Versartis, Inc., as currently in effect.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (3)	2014 Equity Incentive Plan.

99.2 (4)	Form of Option Agreement and Option Grant Notice under the 2014 Equity Incentive Plan.

99.3 (5)	Form of 2014 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement.

99.4 (6)	2014 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.
(3)	Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.
(4)	Filed as Exhibit 99.5 to Registrant’s Registration Statement on Form S-8 (File No. 333-194949), filed with the Securities and Exchange Commission on April 1, 2014, and incorporated herein by reference.
(5)	Filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 17, 2014, and incorporated herein by reference.
(6)	Filed as Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 9th day of March, 2017.

VERSARTIS, INC.

By:	/s/ Jay P. Shepard
Jay P. Shepard
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jay P. Shepard and Joshua T. Brumm, and each of them, as his true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him and in his name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jay P. Shepard Jay P. Shepard	Chief Executive Officer (Principal Executive Officer)	March 9, 2017

/s/ Joshua T. Brumm Joshua T. Brumm	Chief Financial Officer (Principal Financial and Accounting Officer)	March 9, 2017

/s/ Srinivas Akkaraju, M.D., Ph.D. Srinivas Akkaraju, M.D., Ph.D.	Director	March 9, 2017

/s/ R. Scott Greer R. Scott Greer	Director	March 9, 2017

/s/ Edmon R. Jennings Edmon R. Jennings	Director	March 9, 2017

/s/ Shahzad Malik Shahzad Malik	Director	March 9, 2017

/s/ Anthony Y. Sun, M.D. Anthony Y. Sun, M.D.	Director	March 9, 2017

/s/ John Varian John Varian	Director	March 9, 2017

EXHIBIT INDEX

ITEM 8.	EXHIBITS

Exhibit Number	Description

4.1 (1)	Amended and Restated Certificate of Incorporation of Versartis, Inc., as currently in effect.

4.2 (2)	Amended and Restated Bylaws of Versartis, Inc., as currently in effect.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1 (3)	2014 Equity Incentive Plan.

99.2 (4)	Form of Option Agreement and Option Grant Notice under the 2014 Equity Incentive Plan.

99.3 (5)	Form of 2014 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement.

99.4 (6)	2014 Employee Stock Purchase Plan.

(1)	Filed as Exhibit 3.1 to Registrant’s Current report on Form 8-K, filed with the Securities and Exchange Commission on March 26, 2014, and incorporated herein by reference.
(2)	Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.
(3)	Filed as Exhibit 10.6 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.
(4)	Filed as Exhibit 99.5 to Registrant’s Registration Statement on Form S-8 (File No. 333-194949), filed with the Securities and Exchange Commission on April 1, 2014, and incorporated herein by reference.
(5)	Filed as Exhibit 10.1 to Registrant’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on April 17, 2014, and incorporated herein by reference.
(6)	Filed as Exhibit 10.9 to Registrant’s Registration Statement on Form S-1 (File No. 333-193997), filed with the Securities and Exchange Commission on March 6, 2014, and incorporated herein by reference.